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                                                                   Exhibit 10.72

                              EMPLOYMENT AGREEMENT

          AGREEMENT, dated as of the 15 day of July, 1999, between Michael Foods, Inc., a Minnesota corporation having its principal executive offices in Minneapolis, Minnesota (the"Company"), and Jeffrey M. Shapiro (the "Executive").

          WHEREAS, Executive currently serves as a senior executive officer of the Company;

          WHEREAS, the Company recognizes the Executive's substantial contribution to the growth and success of the Company, desires to provide for the continued employment of the Executive and to make certain changes in the Executive's employment arrangements with the Company, which the Board has determined will reinforce and encourage the continued attention and dedication to the Company of the Executive as a member of the Company's senior management in the best interests of the Company and its shareholders;

          WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions set forth below;

                 NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. EMPLOYMENT PERIOD. The Company hereby agrees to continue to employ the Executive, and the Executive hereby agrees to continue in the employ of the Company, subject to the terms and conditions of this Agreement, for the period commencing on the date hereof (the "Effective Date") and ending on June 30, 2001 (the "Employment Period"), provided, however, that commencing on June 30, 2000 and each June 30 thereafter, the Employment Period shall automatically be extended for one additional year.

          2.   TERMS OF EMPLOYMENT.

               (a)  Position and Duties.

                    (i) During the Employment Period, the Executive shall serve as Executive Vice President and Secretary of the Company with the appropriate authority, duties and responsibilities attendant to such position. Executive shall also serve, at the request of the Company, as a Director of the Company and each of its subsidiaries.
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                    (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during his normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities.

               (b)  Compensation.

                    (i) Annual Base Salary. Effective immediately, and during the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of at least $270,000, the competitiveness of which shall be periodically reviewed and adjusted in accordance with Company policy. Any increase in Annual Base Salary shall not serve to limit or reduce any other obligation to the Executive under this Agreement. Annual Base Salary shall not be reduced after any such increase and the term Annual Base Salary as utilized in this Agreement shall refer to Annual Base Salary as so increased.

                    (ii) Annual Bonus. During the Employment Period, the Executive shall participate in the Michael Foods, Inc. 1994 Executive Incentive Plan (and successor plans) (the "IP") and such other bonus arrangements as may be approved by the Compensation Committee of the Board (the "Compensation Committee") (the aggregate of all payments made under such bonus arrangements being herein referred to as the "Annual Bonus"). Executive's aggregate bonus opportunity will be no less than 100% of Annual Base Salary and the "Target Bonus" will be no less than 62.5% of Annual Base Salary or greater as determined by the Compensation Committee. The Annual Bonus shall be paid within two and one-half months of the end of the fiscal year of the Company to which it relates. If any extraordinary event, such as a reorganization, recapitalization, spinoff, stock split, stock dividend, merger of the Company, or sale of substantially all of the assets of the Company, occurs in any fiscal year, the Company shall equitably adjust the terms of the award under the IP. If a Change in Control occurs, the Executive shall be paid at least the Target Bonus for the year in which such Change in Control occurs and in each subsequent year of continuing employment until the end of the Employment Period.

                    (iii) Long-Term Incentive Plans. The Executive shall participate in long-term incentive plans including all stock option plans and other long-term incentive plans the Company may adopt from time to time on a basis no less favorable than that provided to any other executive officer of the Company.

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                    (iv) Other Employee Benefit Plans. During the Employment
     Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all compensation, incentive, employee benefit, welfare and other plans, practices, policies and programs and fringe benefits (collectively, "Employee Benefit Plans") on a basis no less favorable than that provided to any other executive officer of the Company.

          3.   TERMINATION OF EMPLOYMENT.

               (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with
Section 9(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean a determination by the Company in its sole discretion that Executive is unable to perform his job responsibilities as a result of chronic illness, physical, mental or any other disability for a period of six months or more.

               (b) With or Without Cause. The Company may terminate the Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                    (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                    (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

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                    (iii) conviction of a felony or guilty or nolo contendere
     plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (while the Executive does not serve as such) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75% of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i),
(ii) or (iii) above, and specifying the particulars thereof in detail.

               (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                    (i) the assignment to the Executive of any duties inconsistent with the Executive's title and position (including status, offices and reporting requirements), authority, duties or responsibilities as contemplated by Section 2(a)(i) of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided that it is specifically understood that within six months of a Change in Control that the Company shall have the flexibility to appoint the Executive to a reporting relationship different from that which existed prior to the Change in Control, to make an immaterial change in Executive's duties, or to change the Executive's title provided that Executive shall not have a stature less than that of Executive Vice President; it is understood that equivalent positions may have different titles;

                    (ii) any failure by the Company to comply with any of the provisions of Section 2 (b) of this Agreement or the failure by the Company to

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     increase such base salary each year after a Change in Control by an amount which at least equals on a percentage basis, the mean average percentage increase in base salary for all employees similarly situated during the two (2) full calendar years immediately preceding a Change in Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                    (iii) the failure of the Company upon a Change in Control to
     (A) continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which Executive is participating immediately prior to such Change in Control or the taking of any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any such plan, unless Executive is permitted to participate in other plans providing Executive with substantially equivalent benefits, or (B) provide Executive with paid vacation in accordance with the most favorable past practice of the Company as in effect for Executive immediately prior to such Change in Control;

                    (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement for Cause, death or Disability;

                    (v) any failure by the Company to comply with and satisfy
     Section 8(c) of this Agreement; or

                    (vi) any requirement that the Executive (A) be based anywhere more than fifty (50) miles from the office where the Executive is currently located or (B) travel on Company business to an extent substantially greater than the Executive's current travel obligations.

For purposes of this Section, any good faith determination of "Good Reason" made by the Executive shall be conclusive. Without limiting the generality of the foregoing, the Executive shall for all purposes of this Agreement be deemed to have terminated his employment for Good Reason if he voluntarily terminates his employment within sixty (60) days of the date six months following the occurrence of a Change in Control.

               (d) Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable,

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sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

               (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company other than for Disability, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, (ii) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be, and (iii) if the Executive's employment is terminated by the Executive, the Date of Termination shall be thirty days after the giving of such notice by the Executive provided that the Company may elect to place the Executive on paid leave for all or any part of such 30-day period.

               (f) Change in Control. "Change in Control" means the occurrence of any one of the following events:

                    (i) individuals who, on the date hereof, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Securities Exchange Act of 1934 (the "Act")) ("Election Contest") or other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act and as used in Sections 13(d)(3) and 14(d)(2) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director;

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                    (ii) any person is or becomes a "beneficial owner" (as
     defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control of the Company by virtue of any of the following acquisitions:
     (A) by the Company or any subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary,
     (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii)), or (E) pursuant to any acquisition by the Executive or any group of persons including the Executive (or any entity controlled by the Executive or any group of persons including the Executive);

                    (iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company's stockholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of the Company's assets to an entity that is not an affiliate of the Company (a "Sale"), unless immediately following such Reorganization or Sale: (A) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or the corporation which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Corporation"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the "Parent Corporation"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation)

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     following the consummation of the Reorganization or Sale were Incumbent
     Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a "Non-Qualifying Transaction"); or

                    (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

             4. OBLIGATIONS OF THE COMPANY UPON TERMINATION.

                (a) Death or Disability.  If, during the Employment
Period (other than any portion of the Employment Period occurring six months following a Change in Control), the Executive's employment shall terminate on account of death or Disability:

                    (i) the Company shall pay to the Executive or his estate in a lump sum in cash within 30 days after the Date of Termination the sum of
     (x) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (y) the product of (1) the Target Bonus and (2) a fraction, the numerator of which is the number of whole and partial months in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 12, to the extent not theretofore paid (the sum of the amounts described in clauses
     (x) and (y) shall be hereinafter referred to as the "Accrued Obligations");

                    (ii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive or his estate or beneficiaries any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits");

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                    (iii) the Company shall pay to the Executive or his estate in a lump sum in cash within 30 days after the Date of Termination an amount equal to the product of (x) one and one-half (1.5) and (y) the sum of the Executive's current Annual Base Salary and Target Bonus, and

                    (iv) all stock options shall vest and remain exercisable for the remainder of their term and all restricted stock awards and other awards shall vest and become immediately payable.

               (b) By the Company for Cause; By the Executive Other than for Good Reason. If the Executive's employment is terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination to the extent theretofore unpaid and (ii) the Other Benefits.

               (c)  By the Company Other than for Cause, Death or Disability;
By the Executive for Good Reason. If, during the Employment Period but prior to a Change in Control, the Executive's employment is terminated by the Executive for Good Reason or by the Company other than for Cause and other than on account of death or Disability:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of:

                         (A)  the Accrued Obligations; and

                         (B) the amount equal to the product of (x) one and one-half (1.5) and (y) the sum of the Executive's current Annual Base Salary and Target Bonus.

                    (ii) the Company shall provide the Executive with the Other Benefits.

                    (iii) all stock options shall vest and remain exercisable for the remainder of their term and all restricted stock awards and other awards shall vest and become immediately payable.

               (d) After a Change in Control By the Company Other than for Cause, By the Executive for Good Reason or Due to Death or Disability. If the Executive's employment shall be terminated by the Company other than for Cause or the

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executive terminates his employment for Good Reason within two (2) years following a Change in Control, or the Executive's employment terminates due to death or Disability within six (6) months following a Change in Control:

                    (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of:

                        (A)   the Accrued Obligations;

                        (B) the amount equal to the product of (x) two (2) and (y) the sum of the Executive's current Annual Base Salary and Target Bonus; and

                        (C) any compensation previously deferred by Executive other than pursuant to a tax-qualified plan (together with any earnings and interest thereon).

                    (ii) for a period of two (2) years following Executive's Date of Termination the Company shall continue to provide medical, dental and life insurance benefits to the Executive, his spouse and children under age 25 on the same basis, including without limitation employee contributions, as such benefits are then currently provided to the Executive ("Welfare Benefits"); provided that such Welfare Benefits shall be secondary to any other medical coverage obtained by the Executive.

                    (iii) the Company shall provide the Executive with the Other Benefits.

                    (iv) all stock options shall vest and remain exercisable for the remainder of their term and all restricted stock awards and other awards shall vest and become immediately payable.

               5. NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan,

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policy, practice or program or contract or agreement except as explicitly modified by this Agreement; provided that the Executive shall not be eligible for severance benefits under any other program or policy of the Company.

               6. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) pursued or defended against in good faith by the Executive regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

               7.   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY.

                    (a) Anything in this Agreement to the contrary notwithstanding and except as set forth below, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 7) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. For purposes of this Agreement, the term "Reduced Amount" shall mean the greatest amount that could be paid to the Executive such that the receipt of Payments would not give rise to any Excise Tax. Notwithstanding the foregoing provisions of this Section 7(a), if it shall be determined that the Executive is entitled to a Gross-Up Payment, but that the Payments do not exceed 120% of the

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Reduced Amount, then no Gross-Up Payment shall be made to the Executive and the
Payments, in the aggregate, shall be reduced to the Reduced Amount.

               (b) Subject to the provisions of Section 7(c), all determinations required to be made under this Section 7, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the Company's independent auditors or such other certified public accounting firm reasonably acceptable to the Executive as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 7, shall be paid by the Company to the Executive not later than the due date for the payment of any Excise Tax. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 7(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

               (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                    (i) give the Company any information reasonably requested by the Company relating to such claim,

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                    (ii) take such action in connection with contesting such
     claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                    (iii) cooperate with the Company in good faith in order to effectively contest such claim, and

                    (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 7(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

               (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes

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

applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 7(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          8.   SUCCESSORS.

               (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

               (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

               (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

          9.   MISCELLANEOUS.

               (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

               (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:

                           Jeffrey M. Shapiro

                           2500 West Lake of the Isles Parkway
                           Minneapolis, MN  55405

                           If to the Company:

                           Michael Foods, Inc.
                           324 Park National Bank Building
                           5353 Wayzata Boulevard
                           Minneapolis, Minnesota 55416
                           Telecopy Number: (612) 546-3711
                           Attention: Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

               (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

               (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

               (e) The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

               (f) From and after the Effective Date this Agreement shall supersede any other employment agreement between the parties with respect to the subject matter hereof.

               (g) Subject to the provisions of Section 3(d), there shall be no limitation on the ability of the Company to terminate the Executive at any time with or without Cause.

                  IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                           /s/ Jeffery M. Shapiro
                                           -------------------------------------

                                           MICHAEL FOODS, INC.


                                           By Gregg A. Ostrander
                                           -------------------------------------
                                           Title: President/CEO






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